EXHIBIT 10.30

HOLOGIC, INC.

EXECUTIVE FINANCIAL SERVICES PROGRAM

(updated December 15, 2004)

OBJECTIVE:	Hologic is maintaining a financial services program to assist eligible officers in their personal planning. Helping to ensure each officer has the most advantageous personal financial plan in place should enable the officer to devote a greater amount of productive time to Hologic corporate matters. The Company believes that this program is a worthwhile benefit, helping to retain key employees and providing for a certain peace-of-
mind.

PROGRAM:	Hologic will pay for up to $5,000 of qualified financial planning services each calendar year for each officer. Expenses incurred in excess of $5,000 are the responsibility of that officer.

TERM:	The initial term of this program will be three years (until December 15, 2007) and include all services incurred through December 31, 2006.

ELIGIBLE INDIVIDUALS:	This program is extended to each U.S. based executive officer of the Company as approved by the Board of Directors.

ALLOWABLE SERVICES:	This program covers all financial planning services provided to officers which fall under the following general categories:
	•	Estate Planning and Administration
	•	Retirement Planning
	•	Investment and Financial Planning
	•	Gift Planning
	•	Stock Option Exercise Planning
	•	Trust Preparation
	•	Will Preparation
	•	Income Tax Planning and Return Preparation

The above list of services is not all inclusive. However, commissions or fees payable in connection with the purchase of financial products or monitoring investment assets are not included.

PLANNING PROVIDERS:	The Company will pay or reimburse each officer for services provided by any qualified financial advisor, tax authority, accountant or attorney.

PROCEDURE:	Each officer is responsible for sending all invoices for services incurred directly to the Company within a reasonable period of time and no later than the 15th of February for the preceding calendar year (based on invoice date).

TAX TREATMENT:	The cost of all services provided to each officer is a taxable benefit and will be included as ordinary income on their W-2 for the year in which the costs are paid.

ADMINISTRATION:	This Program will be administered by the Controller of the Company and any questions or issues regarding interpretation of this Program will be decided by the Company’s Chief Financial Officer.

EFFECTIVE DATE:	This Program is effective for all services incurred or invoices received in calendar 2004.